                                                                    Exhibit 23.2

                     [LETTERHEAD OF REVICO GRANT THORNTON]                [LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANT

     We have issued our report dated June 1, 2001, accompanying the financial statements of Eimo Oyj and subsidiaries contained in the Post-Effective Amendment No. 3 to the Registration Statement on Form F-4. We consent to the use of the aforementioned report in the Post-Effective Amendment No. 3 to the Registration Statement on Form F-4, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton Finland
Grant Thornton Finland

Helsinki, Finland
August 15, 2001